UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of Registrant as Specified in Charter)

Maryland	001-14162	94-3211970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 16, 2005, Glenborough Realty Trust Incorporated (the “Company”) acquired Capitol Place III, from Capital Place Three Associates Limited Partnership (the “Seller”). Capitol Place III consists of a 12-story, Class “A” office building totaling 212,779 square feet located in Washington, D.C.’s Capitol Hill district. The building is three blocks from the U.S. Capitol building; one block from Union Station and is part of Capitol Place, one of the largest projects in the District of Columbia. Capitol Place is a one million square foot mixed-use project located on nearly an entire city block bounded by New Jersey Avenue, F Street, and First Street, N.W. The Capitol Place project is composed of four buildings – three office buildings and a full service, 264-room Washington Court Hotel-situated around a central atrium. The purchase price was approximately $70 million. There are no material relationships between the Company and the Seller.

On August 16, 2005, the Company issued a press release announcing the acquisition, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of a Business Acquired

This Current Report on Form 8-K will be supplemented by amendment no later than 71 calendar days after the date this report on Form 8-K is required to be filed to provide the financial statements of Capitol Place III.

(b) Pro Forma Financial Information

This Current Report on Form 8-K will be supplemented by amendment no later than 71 calendar days after the date this report on Form 8-K is required to be filed to provide pro forma financial information.

(c) Exhibits

Exhibit No.	Document
99.1	Press Release dated August 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

Date: August 18, 2005	By:	/s/ Stephen R. Saul
Stephen R. Saul
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

99.1	Press Release dated August 16, 2005.